Exhibit 32

REX American Resources Corporation

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officers of REX American Resources Corporation (the “Company”) hereby certify, to their knowledge, that the Company’s Quarterly Report on Form 10-Q for the period ended July 31, 2020 which this certificate accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/Zafar Rizvi

Zafar Rizvi

Chief Executive Officer and President

/s/ Douglas L. Bruggeman

Douglas L. Bruggeman

Vice President, Finance, Treasurer and

Chief Financial Officer

Date: September 2, 2020